NON-TENDER AND SUPPORT AGREEMENT

THIS NON-TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated April 4, 2011, is by and among Eagle Parent, Inc., a Delaware Corporation (“Parent”), Element Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”) and the undersigned shareholders (each a “Shareholder”).

WHEREAS, Parent, Acquisition Sub and Epicor Software Corporation, a Delaware corporation (the “Company”) propose to enter into an Agreement and Plan of Merger, dated as of or after the date hereof (as amended, the “Merger Agreement”), which provides, among other things, for Acquisition Sub to conduct a tender offer for all of the issued and outstanding shares of Common Stock (as defined below) of the Company (the “Offer”) and the merger of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Shareholder, Parent and Acquisition Sub are executing this agreement prior to the execution of the Merger Agreement;

WHEREAS, such Shareholder beneficially owns the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”, which for the avoidance of doubt, shall include any associated Rights and any Company Restricted Stock) and the number of shares subject to Company Options set forth below such Shareholder’s name on the signature page hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Shareholder’s obligations under this Agreement, including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, each Shareholder has agreed to accept as consideration for certain of its Securities consisting of outstanding shares of Common Stock as of the Offer Closing, cash in an amount per share equal to the Offer Price, without interest, subject to adjustment as provided for in the Merger Agreement (the “Consideration”), which is subject to Rule 14d-10(a)(2) of the Exchange Act (the “Best Price Rule”);

WHEREAS, in order to ensure that each Shareholder’s agreement to accept the Consideration will not cause the Offer to fail to comply with the Best Price Rule, Parent has required the Shareholder to agree (a) not to tender its Securities into the Offer and (b) not to have any of its Securities cashed out upon the acceptance for payment (the time of such acceptance, the “Acceptance Time”) by Acquisition Sub, Parent or an Affiliate of Parent of Company Common Stock pursuant to the terms of the Offer, other than in accordance with the terms and conditions relating to the treatment of such Securities in accordance with the terms and conditions set forth herein;

WHEREAS, receipt of shareholder approval is a condition to the consummation of the Merger; and

WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, each Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NON-TENDER OF THE SECURITIES

Section 1.1 Non-Tender of the Securities . Each Shareholder hereby agrees not to, directly or indirectly, tender any of its Securities into the Offer, including any “subsequent offering period” in accordance with Rule 14d-11 promulgated under the Exchange Act, in any manner, or enter into any agreement, transaction or arrangement that results in such Securities being tendered into the Offer, including any “subsequent offering period” in accordance with Rule 14d-11 promulgated under the Exchange Act.

Section 1.2 Rule 14e-5. Each Shareholder covenants to comply, in all respects, as a “covered person”, with Rule 14e-5 promulgated under the Exchange Act (notwithstanding whether it would be subject to the terms of such Rule pursuant to its terms).

Section 1.3 Treatment of Securities. Notwithstanding any right such Shareholder may have under the Company Plans, or any treatment afforded any other holder of Company Options or Company Restricted Stock triggered by the Acceptance Time, as of the Offer Closing, Parent shall purchase the outstanding shares of Common Stock of such Shareholder that are subject to this Agreement and shall pay the Consideration to such Stockholder promptly following the consummation of the Offer and such Shareholder agrees to sell such shares of Common Stock subject to this Agreement to Parent as of the Offer Closing in exchange for the Consideration.

ARTICLE II

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 2.1 Voting. From and after the date hereof until the earlier of (a) the Acceptance Time and (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, such Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, such Shareholder will (i) appear at such meeting or otherwise cause its Covered Securities (as defined below) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of such Shareholder’s Securities beneficially owned or controlled by such Shareholder as of the relevant time (the “Covered Securities”), without regard to any Adverse Recommendation Change,

(a) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement,

(b) against any Competing Proposal, without regard to the terms of such Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement,

(c) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries (other than the Offer and the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws, except if approved in writing by Parent; or (v) any other material change in the Company’s corporate structure or business, except if approved in writing by Parent,

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Offer.

Section 2.2 Grant of Irrevocable Proxy; Appointment of Proxy. From and after the Acceptance Time until the earlier of (a) the consummation of the Merger and (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earliest time, the “Expiration Time”), the Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof, the Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Covered Securities, without regard to any Adverse Recommendation Change,

(a) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement,

(b) against any Competing Proposal, without regard to the terms of such Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement,

(c) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws, except if approved in writing by Parent; or (v) any other material change in the Company’s corporate structure or business, except if approved in writing by Parent,

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

2.2.2 Each Shareholder hereby represents that any proxies heretofore given in respect of the Shareholder’s Securities, if any, are revocable, and hereby revokes such proxies.

2.2.3 Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of each Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 2.2, is intended to be irrevocable. If for any reason the proxy granted herein is not irrevocable, then the Shareholder agrees to vote the Covered Securities in accordance with Section 2.2.1(a) through Section 2.2.1(e) above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement.

Section 2.3 Restrictions on Transfers. Except as provided for herein or as pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the consummation of the Merger, each Shareholder shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of law or otherwise), any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).

Section 2.4 Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, the Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Securities and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Securities.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF EACH SHAREHOLDER

Section 3.1 Representations and Warranties. Each Shareholder represents and warrants to Parent and Acquisition Sub as follows: (a) if the Shareholder is an individual, the Shareholder has full legal right and capacity, if the Shareholder is an entity, the Shareholder has all necessary corporate, limited liability company or limited partnership power to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder and no other actions or proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming this Agreement constitutes the valid and binding agreement of Parent and Acquisition Sub, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, (d) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement binding upon the Shareholder or the Shareholder’s Securities, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except for filings with the SEC by the Shareholder, and (e) except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, the Shareholder owns, beneficially and of record, or controls all of its Securities (and any additional Securities acquired after the date hereof) free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement) and, except as provided by community property laws, has sole voting power with respect to the Covered Securities and sole power of disposition with respect to all of the Shareholder’s Securities, with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder’s Securities. The Shareholder hereby acknowledges and agrees that it is a “Representative” (as defined in the Merger Agreement) under the Merger

Agreement and for all purposes thereunder, including those set forth in Section 6.6 of the Merger Agreement.

Section 3.2 Covenants. Each Shareholder hereby:

(a) agrees, prior to the Expiration Time, not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by the Shareholder of its obligations under this Agreement;

(b) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that the Shareholder may have with respect to the Shareholder’s Securities;

(c) agrees to promptly notify the Company, Parent and Acquisition Sub of the number of any new Securities acquired by the Shareholder after the date hereof and prior to the Expiration Time. Any such Securities shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof;

(d) agrees to permit Parent and Acquisition Sub to publish and disclose in the Offer Documents and, if approval of the shareholders of the Company is required under applicable law, the Proxy Statement, the Shareholder’s identity and ownership of Company Common Stock and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement;

(e) shall and does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such shares);

(f) agrees to make any and all filings and obtain any and all consents, approvals, authorizations and waivers required pursuant to the Exchange Act, the Securities Act and/or the rules of NASDAQ (including, if necessary, the filing of a Schedule 13D under the Exchange Act) in connection with its entering into this Agreement;

(g) agrees that, upon request of Parent or Acquisition Sub, the Shareholder shall execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Acquisition Sub to be necessary or desirable to carry out the provisions of this Agreement; and

(h) commits, immediately following the Offer Closing, to accept the Consideration in accordance with the terms and conditions herein prior to the Acceptance Time.

Section 3.3 Acknowledgment. Each Shareholder hereby acknowledges that pursuant to the Merger Agreement, the Company has agreed to cause its transfer agent to place a stop transfer order on all Support Agreement Shares and to notify Parent and Acquisition Sub immediately upon receiving the tender of any such shares in connection with the Offer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Section 4.1 Representations and Warranties of Parent and Acquisition Sub. Each of Parent and Acquisition Sub hereby, jointly and severally, represents and warrants to each Shareholder as follows: (a) this Agreement has been duly and validly authorized by each of Parent’s and Acquisition Sub’s respective board of directors, (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of each of Parent and Acquisition Sub, (c) assuming this Agreement constitutes a valid and binding agreement of each Shareholder and Parent or Acquisition Sub, as applicable, this Agreement constitutes a valid and binding agreement of Acquisition Sub or Parent, as applicable, enforceable against Acquisition Sub or Parent, as applicable, in accordance with its terms and (d) the execution and delivery of this Agreement by Parent and Acquisition Sub does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement or organizational documents binding upon Parent or Acquisition Sub, nor require any authorization, consent or approval of, or filing with, any Governmental Authority.

ARTICLE V

TERMINATION

This Agreement shall terminate and be of no further force or effect (i) upon the earlier to occur of (A) the Merger Closing and (B) the date of termination of the Merger Agreement in accordance with its terms or (ii) within two (2) calendar days from the date of this Agreement should the Merger Agreement not be executed by all of the parties thereto. Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 6.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Acquisition Sub:

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, New York 10022

Phone: (212) 753-6300

Fax: (212) 646-7242

Attention:	Jason Wright
Magnus Mattsson

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Telecopy: 212-446-6460

Attention:	Kirk A. Radke
Eunu Chun

To the Shareholder:

Richard H. Pickup

2321 Alcova Ridge Drive

Las Vegas, Nevada 89134

Fax: (702) 240-5100

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 6.2; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address or facsimile of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.3 Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder, Parent and Acquisition Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Acquisition Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Parent shall cause Acquisition Sub, and any assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Acquisition Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

Section 6.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 6.6 Entire Agreement; Benefit. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to grant and does not grant standing to any person other than the parties. The representations and warranties set forth herein and the covenants set forth herein have been made solely for the benefit of the parties to this Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.

Section 6.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 6.8 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 6.9 Jurisdiction; Enforcement. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.9, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement or the subject mater hereof may not be enforced in or by such courts. Each of the parties hereto irrevocably consents to the service of process out of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to it its address set forth in Section 6.2 of this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

Section 6.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.11 Remedies. Each Shareholder acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, Parent or Acquisition Sub will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Shareholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent or Acquisition Sub shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,”

“herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

EAGLE PARENT, INC.

By:	/s/ Jason Wright
	Name:	Jason Wright
	Title:	President

ELEMENT MERGER SUB, INC.

By:	/s/ Jason Wright
	Name:	Jason Wright
	Title:	President

[Signature Page to Non-Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

/s/ Richard H. Pickup
Richard H. Pickup

Shares beneficially owned:

70,000 shares of Common Stock

shares of Company Restricted Stock

Company Options

PICKUP FAMILY TRUST

/s/ Richard H. Pickup
Name:	Richard H. Pickup
Title:

Shares beneficially owned:

502,300 shares of Common Stock

shares of Company Restricted Stock

Company Options

DITO DEVCAR LP

/s/ Joseph W. Moody
Name:	Joseph Moody
Title:	President, Gamebusters, Inc.

Shares beneficially owned:

985,000 shares of Common Stock

shares of Company Restricted Stock

Company Options

[Signature Page to Non-Tender and Support Agreement]

DITO DEVCAR FOUNDATION

/s/ Richard H. Pickup
Name:
Title:

Shares beneficially owned:

shares of Common Stock

shares of Company Restricted Stock

Company Options

TB FUND, LLC

/s/ Richard H. Pickup
Name:	Richard H. Pickup
Title:

Shares beneficially owned:

400,000 shares of Common Stock

shares of Company Restricted Stock

Company Options

GAMEBUSTERS INC

/s/ Richard H. Pickup
Name:	Richard H. Pickup
Title:

Shares beneficially owned:

900 shares of Common Stock

shares of Company Restricted Stock

Company Options

[Signature Page to Non-Tender and Support Agreement]

PICKUP CRUT I

/s/ Joseph W. Moody
Name:	Joseph Moody
Title:	Trustee

Shares beneficially owned:

95,600 shares of Common Stock

shares of Company Restricted Stock

Company Options

PICKUP CRUT II

/s/ Joseph W. Moody
Name:	Joseph Moody
Title:	Trustee

Shares beneficially owned:

182,257 shares of Common Stock

shares of Company Restricted Stock

Company Options

DITO CAREE LP

/s/ Joseph W. Moody
Name:	Joseph Moody
Title:	President, Gamebusters, Inc.

Shares beneficially owned:

985,000 shares of Common Stock

shares of Company Restricted Stock

Company Options

[Signature Page to Non-Tender and Support Agreement]